VOTING TRUST AGREEMENT

         THIS VOTING TRUST AGREEMENT (the "Agreement") is made this 18th day of August, 1998 between those shareholders of ADM TRONICS UNLIMITED, INC., a Delaware corporation (the "Company"), whose names are hereunto subscribed and any other shareholders of the Company who shall join in and become parties to this Agreement as hereinafter provided (each, a Shareholder and, collectively, the "Shareholders") and ANDRE' DI MINO, having offices at 224-S Pegasus Avenue, Northvale, NJ 07647 (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Asset Purchase Agreement among Electropharmacology, Inc., the Company and AA Northvale Medical Associates, Inc. (the "Asset Purchase Agreement"), the Shareholders have acquired the shares of common stock of the Company in the amounts set forth opposite their respective names on Exhibit A attached hereto (the "Purchase Shares"); and

         WHEREAS, with a view to safe and competent management of the Company in the interests of all shareholders thereof, the Shareholders desire to create a trust in the manner as set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Transfer of Shares. Upon the execution hereof, the Shareholders shall deliver to the Trustee the certificate or certificates, if issued, representing the Purchase Shares. In addition, the Shareholders shall deliver to the Trustee the certificate or certificates representing any shares of common stock of the Company subsequently acquired upon exercise of Warrants issued pursuant to the Asset Purchase Agreement. Such shares and the Purchase Shares are hereinafter collectively referred to as the "Shares." All such certificates shall be endorsed in blank or accompanied by proper stock transfer powers. The Shares shall be held by the Trustee for the Term (as hereinafter defined) subject to the terms hereof.

         2. Delivery to the Company. A counterpart of this Agreement and of every agreement supplemental hereto shall be filed at the Company's principal office.

         3. Other Shareholders May Join. Any shareholder of the Company may become a party to this Agreement by executing a copy hereof and delivering the certificates representing their respective Shares to the Trustee in a manner as set forth in paragraph 1 hereof.

         4. Voting Trust Certificates. Upon delivery to the Trustee of the certificates representing the Shares, the Trustee shall cause the Shares to be transferred on the books of the Company to the Trustee, as trustee, and will deliver to each of the Shareholders a trust certificate for the number of Shares delivered to the Trustee, substantially in the form of the certificate attached hereto as Exhibit B (a "Voting Trust Certificate"). The Trustee shall keep a record of the holders of the Voting Trust

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Certificates, including the names and addresses of the holders and the number and class of Shares in respect of which the respective Voting Trust Certificates are issued (the "Voting Trust Record"). A copy of the Voting Trust Record shall be deposited by the Trustee with the Company at its principal office.

         5. Transfer of Voting Trust Certificates. The provisions of the Asset Purchase Agreement relating to the transfer or other disposition of any or all of the Shares (the "Restrictions") shall be deemed to apply to the Voting Trust Certificates. Subject to the foregoing and the other provisions of this Agreement, the Voting Trust Certificates may be transferred by endorsement by the person to whom such Voting Trust Certificate was issued, or by such person's attorney-in-fact, guardian or personal representative of such person's estate, and delivery to the Trustee. A transfer shall not be evidence to or binding upon the Trustee until the Voting Trust Certificate is surrendered to the Trustee and the transfer is so entered upon the Voting Trust Record reflecting the names of the parties by whom and to whom transferred, the numbers of the Voting Trust Certificates, the number of Shares and the date transferred. No new Voting Trust Certificate shall be issued until the former Voting Trust Certificate for the Shares represented shall have been surrendered to and canceled by the Trustee. In the event that any Voting Trust Certificate shall be claimed to be lost or destroyed, a new Voting Trust Certificate may be issued upon such proof of loss and delivery of such security as may be required by the Trustee acting reasonably.

         6. Disposition of Shares. Subject to the provisions of Section 5 hereof, in the event that a Shareholder (a "Disposing Shareholder") desires to transfer or otherwise dispose of any or all of its Shares, the Disposing Shareholder shall first deliver to the Voting Trustee notice thereof (a "Disposition Notice") and the Disposing Shareholder's Voting Trust Certificate, duly endorsed for transfer. If such Shares are not then the subject of a current and effective registration statement under the Securities Act of 1933 (the "Act"), the Disposing Shareholder shall also deliver to the Voting Trustee an opinion of the Disposing Shareholder's counsel which opinion must be reasonably acceptable to the Company's counsel, at the Disposing Shareholder's sole cost and expense, to the effect that the disposition of the Shares will be exempt from the registration requirements of the Act and such written representations of the proposed recipient of such Shares as shall be reasonably be required by the Company's counsel. The Voting Trustee shall then take such steps as are reasonably required to issue the requisite number of Shares in accordance with the instructions in the Designation Notice and issue a new Voting Trust Certificate to the Disposing Shareholder with respect to any remaining Shares. If the Shares being disposed of are the subject of a current and effective registration statement under the Act or such Shares are being sold pursuant to Rule 144 thereunder, not later than 5:00 p.m. (New Jersey time) on the business day following the delivery of the Disposition Notice (and if required the opinion of counsel with respect thereto) the Voting Trustee shall send the certificate representing such Shares to the Company's Transfer Agent by means of an overnight courier service, such as Federal Express, with instructions to immediately reissue a certificate representing the Shares being sold and deliver such certificate as directed by the Disposing Shareholder and, if less than all the Shares of the Disposing Shareholder are being sold, reissue a Voting Trust Certificate to the Disposing Shareholder. The Voting Trustee acknowledges that time is of the essence with respect to such delivery of the Shares so that the Disposing Shareholder can meet its delivery obligations with respect to the delivery of the certificate representing such Shares. If the Shares are not being disposed

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

of pursuant to a current and effective registration statement under the Act or pursuant to Rule 144, the Voting Trustee shall deliver such Shares and such new Voting Trust Certificate as promptly as possible, and in no event later than the close of business on the fifth business day following delivery of the Disposition Notice (and the opinion of counsel with respect thereto) and the Voting Trust Certificate to the Voting Trustee. Notwithstanding the foregoing, the Disposition Notice shall not be deemed to have been duly delivered unless it contains such information as shall be reasonably requested by the Company's counsel, provided, however, that if the Voting Trustee does not object to the Disposition Notice before 5:00 p.m. (New Jersey Time) on the business day following the actual delivery to the Voting Trustee of the Disposition Notice, the Disposition Notice shall be deemed to have been duly delivered. Except as provided in the immediately preceding sentence, Delivery Notices and Voting Trust Certificates shall be deemed to be delivered on the date actually received at the address set forth in the preamble hereto (or such other address as may be subsequently provided to the Shareholders) and addressed to the Voting Trustee or, if such delivery is rejected, on the date such delivery is rejected.

         7. Voting of Shares. Upon the execution hereof, the Trustee shall have the duty and the sole and exclusive power and authority to vote the Shareholders' Shares, in person or by proxy, as in the judgement of the Trustee may be in the best interests of the Company, at all regular and special meetings of the shareholders of the Company, upon any action by written consent of shareholders, in the election of directors and upon any matter or question that may be brought before the shareholders of the Company, as fully as any Shareholder might do if personally present, including but not limited to the right to vote the Shares to increase or decrease the authorized capital stock of the Company or divide or subdivide the outstanding equity securities of the Company.

         8. Liability of Trustee. The Trustee shall use the Trustee's best judgement in voting the Shares subject to this Agreement, but shall not be liable for any act or omission, any vote or consent given, in good faith and in the absence of gross negligence or wilful misconduct. The Trustee shall use its best judgement in voting the Shares held by the Trustee, but the Trustee shall assume no responsibility for the consequence of any vote cast, or consent given by the Trustee, in good faith and in the absence of gross negligence or wilful misconduct.

         9. Power to Construe Agreement. The Trustee is hereby empowered to construe this Agreement, and the Trustee's reasonable and good faith construction of this Agreement shall be final, conclusive and binding upon all holders of the Voting Trust Certificates and all other interested parties.


         10. Successor Trustee. In the event of the incapacity of the Trustee to act as such, the Board of Directors of the Company shall appoint a successor trustee.

         11. Term. Unless sooner terminated by the parties hereto, the term of this Agreement and the voting trust contained herein (the "Term") shall be for a period of ten (10) years from the date hereof (the "Term"). Notwithstanding the foregoing the Term shall expire with respect to any of the Shares sold without violating the Restrictions pursuant to a then effective and current Registration Statement under the Act or Rule 144 thereunder. Upon expiration of the Term, the Shares then held by the Trustee shall be assigned to the respective Shareholders then entitled to such Shares upon


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

surrender of the Shareholders' Voting Trust Certificates. Thereafter, the Trustee shall be relieved and discharged from any further obligation hereunder.

         12. Dividends and Distributions. In the event that any dividend or distribution is declared by the Company, the portion of such dividend or distribution payable to the holders of the Voting Trust Certificates shall be paid to the Trustee for the benefit of the holders of the Voting Trust Certificates. The Trustee shall divide all dividends and distributions among the holders of the Voting Trust Certificate in proportion to the number of Shares respectively represented by such Voting Trust Certificate to the number of Shares represented by all Voting Trust Certificates. If any dividend or distribution shall be paid in the form of securities of the Company, the Trustee shall receive such securities and the holders of the Voting Trust Certificates shall be entitled to the delivery of new or additional Voting Trust Certificates representing such holder's proportional amount of the securities so received by the Trustee.

         13. Notice. All notices, demands, requests, or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram, facsimile, or telex, addressed as follows

If to Electropharmacology, Inc.:

      Electropharmacology, Inc.
      2301 NW 33rd Court, Suite 102
      Pompano Beach, FL 33069
      Attn: Arup Sen Facsimile: (954) 975-4021

If to Jones, Day, Reavis & Pogue:

         Jones, Day, Reavis & Pogue
         2300 Trammel Crow Center
         200 Ross Avenue
         Dallas, TX
         Attn.: Stephen L. Fluckiger, Esq.
         Facsimile. (214) 969-5100

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

If to the Voting Trustee

         Andre' Di Mino
         c/o ADM Tronics Unlimited, Inc.
         224-S Pegasus Avenue
         Northvale, NJ 07647
         Facsimile: (201) 784-0620

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Except as otherwise set forth herein, each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee, with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telecopy or telex) the answerback or confirmation of receipt being deemed conclusive evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

         14. Counterparts. This Agreement may be executed in counterparts and all executed counterparts shall be deemed an original, bind upon all parties.

         15. Facsimile Signatures. Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this agreement shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

         16. Governing Law. This agreement shall be construed and interpreted in accordance with and shall be governed by the laws of the State of Delaware without regard to principals of conflict of law and irrespective of the fact that one or more parties hereto is now or may hereafter be a resident of a different state, jurisdiction or country.

         17. Venue/Jurisdiction. Each of the parties hereto hereby consents to the exclusive jurisdiction and venue in the state and federal courts in the State of New Jersey with respect to any matter relating to this Agreement and the performance of the parties' obligations hereunder and each of the parties hereto hereby further consents to the personal jurisdiction of such courts. Any action suit or proceeding brought by or on behalf of any of the parties hereto relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties hereby agree that service of process may be made in any manner permitted by the rules of such courts and the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the Shareholders have set their hands and seals and set opposite their signatures the number of Shares held by them respectively, and the Trustee has executed this Agreement on the day and date first above written.


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

                                             ELECTROPHARMACOLOGY, INC


                                             By:         /s/ Arup Sen
                                                --------------------------------


                                             JONES, DAY, REAVIS & POGUE


                                             By:    Steve Fluckiger
                                                --------------------------------


                                             ANDRE' DI MINO


                                             /s/
                                                --------------------------------


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


                                    EXHIBIT A

================================================================================
               Shareholder Name                         Number of Shares
--------------------------------------------------------------------------------
ELECTROPHARMACOLOGY, INC.,.                                 1,400,000
--------------------------------------------------------------------------------
JONES, DAY, REAVIS & POGUE                                  1,525,000
================================================================================







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

                                    EXHIBIT B
                            VOTING TRUST CERTIFICATE

THIS SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE DISPOSED OF (A) UNLESS REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL FOR ADM TRONICS UNLIMITED, INC., AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE AND (B) SUCH DISPOSITION IS IN ACCORDANCE WITH THE PROVISIONS OF THE VOTING TRUST AGREEMENT DESCRIBED BELOW.

         This is to certify that the undersigned Trustee has received a certificate or certificates issued in the name___________________________ of evidencing the ownership of ________________ shares of common stock of ADM TRONICS UNLIMITED, INC. a Delaware corporation, and that the shares are held subject to all of the terms and conditions of that certain Voting Trust Agreement dated August ______, 1998 by and between ADM Tronics Unlimited, Inc. and certain shareholders thereof (the "Voting Trust Agreement"). During the Term of the Voting Trust Agreement as that term is defined therein, the Trustee or the Trustee's successors or assigns as provided in the Voting Trust Agreement, shall possess and shall be entitled to exercise the right to vote and otherwise represent all of the shares for all purposes, it being agreed that no voting right shall pass to the holder hereof by virtue of the ownership of this Voting Trust Certificate.

         This Voting Trust Certificate is assignable with the right of issuance of a new Voting Trust Certificate of like tenor only upon the surrender to the undersigned or its successors of this Voting Trust Certificate properly endorsed. Upon termination of the Voting Trust Agreement, this Voting Trust Certificate shall be surrendered to the Trustee by the holder upon delivery to such holder of a stock certificate representing a like number of shares.

         IS IN WITNESS WHEREOF, the undersigned Trustee has executed this Voting Trust Certificate this _________ day of August 1998.

                                                              /s/Andre Di Mino
                                                              ------------------
                                                              Andre' Di Mino

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


For value received, the undersigned hereby sells, assigns and transfers to________________ , whose address is___________________________________________
the within Voting Trust Certificate and all the property rights and interests represented thereby or arising therefrom, subject to all the terms, provisions and conditions of the Voting Trust Agreement referenced in the Voting Trust Certificate, and hereby authorizes the Trustee named in the Voting Trust Certificate, or its successor, to transfer the Voting Trust Certificate on its books and records and to issue in lieu thereof a new Voting Trust Certificate(s) to the transferee(s) in accordance therewith and with the Voting Trust Agreement.

         Witness the hand and seal of the undersigned the ______ day of _______,
________.



Witnesses:

 /s/
-------------------------
Print Name:

 /s/
-------------------------
Print Name:


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